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                                   EXHIBIT 24

        KAUFMAN AND BROAD HOME CORPORATION AND CONSOLIDATED SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of
Kaufman and Broad Home Corporation

     We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1986 Stock Option Plan (No. 33-11692), the 1988 Employee Stock Plan (No. 33-28624 and No. 333-49311), the 1998 Stock Incentive Plan, the Performance-Based Incentive Plan for Senior Management and the resale of certain shares by officers of the Company (No. 333-49309), the 401(k) Savings Plan (No. 333-49307), and the Registration Statements on Form S-3 (No. 333-14977, No. 333-51825 and No. 333-51825-01), as amended, of Kaufman and Broad
Home Corporation of our report dated December 31, 1998, except as to note 15, as to which the date is February 4, 1999, with respect to the consolidated financial statements of Kaufman and Broad Home Corporation included in the Annual Report (Form 10-K) for the year ended November 30, 1998.

                                                               ERNST & YOUNG LLP
Los Angeles, California
February 26, 1999